   As filed with the Securities and Exchange Commission on June 6, 1997
                                                     Registration No. 333-
                                                                          ------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                -------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                -------------


                            LIFE TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                      34-0431300
    (State or other juris-                            (I.R.S. Employer
    diction of incorporation                           Identification
       or organization)                                   Number)
                           9800 MEDICAL CENTER DRIVE
                           ROCKVILLE, MARYLAND 20850

        (Address, including zip code, of principal executive offices)

                            LIFE TECHNOLOGIES, INC.
                         1997 LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)

                                -------------


                             JOSEPH C. STOKES, JR.
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            LIFE TECHNOLOGIES, INC.
                           9800 MEDICAL CENTER DRIVE
                           ROCKVILLE, MARYLAND 20850
                                (301) 840-8000

   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                -------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             MARA H. ROGERS, ESQ.
                          FULBRIGHT & JAWORSKI L.L.P.
                               666 FIFTH AVENUE
                           NEW YORK, NEW YORK  10103
                                (212) 318-3000

                   (Facing Page Continued on Following Page)

                        CALCULATION OF REGISTRATION FEE

                                                   Proposed maximum         Proposed maximum
Title of Securities to be       Amount to be       offering price per       aggregate                Amount of
registered                      registered         share (1)                offering price (2)       registration fee
-------------------------       ----------------   ------------------       ------------------       ----------------

Common Stock $.01 par
value per share.....            1,000,000 shares   $27.50                   $27,500,000.00           $8,333.00
=========================       ================   ==================       ==================       ================


(1) Calculated by dividing the proposed maximum aggregate offering price by the amount to be registered.

(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based on the product resulting from multiplying 1,000,000, the number of shares of Common Stock registered by this Registration Statement as to which options or awards may be granted under Life Technologies, Inc. 1997 Long-Term Incentive Plan, by $27.50, the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on June 4, 1997.

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS


        The document(s) containing the information called for in Part I of Form S-8 will be sent or given to key employees awarded options and awards under the Life Technologies, Inc. 1997 Long-Term Incentive Plan, adopted by Life Technologies, Inc. (the "Company"), and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

        The Company will provide to Plan participants, upon request and without charge, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by the Company are incorporated herein by reference:

              (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

              (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

              (iii) The description of the Company's Common Stock contained in Amendment No. 1 to its Registration Statement on Form 8-A, filed on October 1, 1986.

        In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

                Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

                The legality of the common stock offered hereby has been passed on for the Company by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

                Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

                Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

                Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

                Article VI of the Company's By-laws provides that the Company shall indemnify certain persons, including officers, directors, employees and agents, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware. The Company has also entered into indemnification agreements with its current directors and executive officers.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

                Not Applicable.

Item 8. EXHIBITS

        4(a)    --      Life Technologies, Inc. 1997 Long-Term Incentive Plan

        4(b)    --      Life Technologies, Inc. Form of 1997 Long-Term Incentive
                        Plan Stock Option Agreement

        4(c)    --      Life Technologies, Inc. Form of 1997 Long-Term Incentive
                        Plan Restricted Stock Award Agreement

        5       --      Opinion of Fulbright & Jaworski L.L.P.

        15      --      Letter re: Unaudited Interim Financial Information

        23(a)   --      Consent of Coopers & Lybrand L.L.P.

        23(b)   --      Consent of Fulbright & Jaworski L.L.P. (included in
                        Exhibit 5).

        24      --      Power of Attorney (included in signature page).

Item 9. UNDERTAKINGS

        (a)     The undersigned registrant hereby undertakes:

                (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (iv) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (v) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to File 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                      Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland on June 6, 1997.


                                        LIFE TECHNOLOGIES, INC.



                                        By:
                                           /s/ Joseph C. Stokes, Jr.
                                          ------------------------------
                                               Senior Vice President and
                                               Chief Financial Officer





                               POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below and on the following page constitutes and appoints each of J. Stark Thompson, and Joseph C. Stokes, Jr. as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.


Dated:  June 6, 1997


 /s/ Thomas H. Adams, Ph.D.                                             /s/ K. Grahame Walker
-----------------------------------                                    -----------------------------------
     Thomas H. Adams, Ph.D                                                  K. Grahame Walker
     Director                                                               Chairman of the Board of
                                                                            Directors



 /s/ Bruce H. Beatt                                                     /s/ Iain C. Wylie
-----------------------------------                                    -----------------------------------
     Bruce H. Beatt                                                         Iain C. Wylie
     Director                                                               Director



 /s/ Kathleen Burdett                                                   /s/ J. Stark Thompson, Ph.D.
-----------------------------------                                    -----------------------------------
     Kathleen Burdett                                                       J. Stark Thompson, Ph.D.
     Director                                                               President and Chief Executive Officer
                                                                            (Principal Executive Officer) and Director



 /s/ Betsy Z. Cohen                                                     /s/ Joseph C. Stokes, Jr.
-----------------------------------                                    -----------------------------------
     Betsy Z. Cohen                                                         Joseph C. Stokes, Jr.
     Director                                                               Senior Vice President and Chief
                                                                            Financial Officer
                                                                            (Principal Financial Officer)



 /s/ Rita R. Colwell, Ph.D.                                             /s/ C. Eric Winzer
-----------------------------------                                    -----------------------------------
     Rita R. Colwell, Ph.D.                                                 C. Eric Winzer
     Director                                                               Controller
                                                                            (Principal Accounting Officer)



 /s/ Frank E. Samuel, Jr.
-----------------------------------
     Frank E. Samuel, Jr.
     Director

                               INDEX TO EXHIBITS

Exhibit No.         Description                                            Page No.
-----------         -----------                                            --------
4(a)                Life Technologies, Inc. 1997 Long-Term
                    Incentive Plan

4(b)                Life Technologies, Inc. Form of 1997
                    Long-Term Incentive Plan Stock Option
                    Agreement

4(c)                Life Technologies, Inc. Form of 1997 Long-Term
                    Incentive Plan Restricted
                    Stock Award Agreement

5                   Opinion of Fulbright & Jaworski L.L.P.

15                  Letter re: unaudited Interim Financial Information

23(a)               Consent of Coopers & Lybrand L.L.P.

23(b)               Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5).

24                  Power of Attorney (included in signature page).